Exhibit 99.1
 News from Carrington Laboratories


 FOR IMMEDIATE RELEASE                       For Information Contact
                                             Carlton Turner, CEO
                                             (972) 518-1300 or (800) 527-5216


                      CARRINGTON LABORATORIES ANNOUNCES
                         FIRST QUARTER REVENUE GROWTH

                   *  Consumer Services Revenue up 9%
                   *  Profit Increases 47% Before DelSite Expenses
                   *  Net Loss Reduced 18% in Q1 2004 vs Q1 2003


 IRVING, TEXAS (05/12) - Carrington Laboratories, Inc., (NASDAQ: CARN) today reported first quarter 2004 revenues grew 6.3% to $7.34 million from $6.90 million in the same quarter last year. This is the eighth consecutive quarter where revenues increased over the same quarter the previous year. The net loss for the quarter was $245,000, or ($.02) per diluted share, compared to a net loss of $298,000, or ($.03) per share, for the year-earlier period. Excluding net expenses of $853,000 in the first quarter of 2004 for the funding of DelSite Biotechnologies, Inc., the Company's research and development subsidiary dedicated to the development of its promising drug delivery platforms, Carrington recorded a profit of $608,000, compared to a profit of $413,000 excluding expenses of $711,000 related to DelSite in 2003.

      Revenues for Carrington's Consumer Services Division, formerly Caraloe, Inc., rose 9.3% to $4.42 million in 2004 from $4.04 million a year ago. Division sales included sales of bulk raw materials which climbed 11.7% to $3.06 million in the first quarter 2004 compared to $2.74 million in the same quarter last year. Also included in the division were sales of specialty manufacturing services which grew 4.6% to $1.36 million in the first quarter 2004 from $1.30 million in the year earlier period. The Company's Medical Services Division posted revenues of $2.89 million for the first three months of 2004 as compared to $2.86 million for the comparable period last year.

      "Growing the top line is one of our major objectives," said Dr. Carlton Turner, Carrington's president & CEO. "Revenue growth of our core business units will allow continued funding for DelSite's development and ultimate commercialization of our novel drug delivery platforms, GelSite[TM] and GelVac[TM], for controlled release of protein and peptide drugs and vaccines. Overall sales were up over six percent over last year's first quarter and up nearly ten percent from our fourth quarter last year. The raw materials sales and specialty manufacturing components of our Consumer Services Division each posted measurable increases in the year to year comparison."

      Turner continued, "We continue to focus on the development of new business in the Consumer Services Division while bolstering our existing business through new product innovations. Stabilizing and growing our Medical Services revenues remains a goal. The recent extension of the Medline agreement for an additional three years is a positive step toward achieving this goal."


 Conference Call Today

 Investors are invited to listen to today's conference call at 3:30PM Central, 4:30PM Eastern by dialing 800-901-5218 (toll free) and +617-786-4511 international, passcode 38891897. This call is also being webcast by CCBN and can be accessed at Carrington's website at www.carringtonlabs.com.

 A replay of the call will be available a few hours after the call concludes by dialing 888-286-8010 and +617-801-6888 international. The passcode for the replay is 95784921.

 The webcast will be distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors are invited to listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents at www.streetevents.com.


 About DelSite

 DelSite Biotechnologies, Inc., a wholly owned subsidiary of Carrington, is an early stage biotechnology company established to commercialize its novel polymer drug delivery technology. Currently, DelSite is focusing its resources on developing GelSite[TM] as an injectable delivery system for the controlled release of new or existing therapeutic proteins and peptides, and GelVac[TM] as an intranasal platform for the delivery of vaccines. In March 2004, DelSite was awarded a Small Business Innovation Research biodefense grant by the National Institute of Allergy and Infectious Diseases to further its work. DelSite's technology is protected by composition of matter, process and use patents that are issued, pending or under review. For more information, visit www.delsite.com.


 About Carrington

 Carrington Laboratories, Inc., is an ISO 9001-certified, research-based biopharmaceutical and consumer products company currently utilizing naturally-occurring complex carbohydrates to manufacture and market products for mucositis, radiation dermatitis, wound and oral care as well as to manufacture and market the nutraceutical raw material Manapol[R] and cosmetic raw material Hydrapol[TM]. Carrington also manufactures and markets consumer products under the AloeCeuticals[R] brand and manufactures quality products for other companies. Manufacturing operations comply with cGMP standards. The Company's DelSite Biotechnologies subsidiary is developing its propriety GelSite[TM] technology designed to provide controlled release of peptide and protein-based drugs. Carrington's technology is protected by more than 120 patents in 26 countries. Select products are honored with the internationally coveted CE mark, recognized by more than 20 countries around the world. For more information, visit www.carringtonlabs.com.


      Certain statements in this release concerning Carrington may be forward-looking. Actual events will be dependent upon a number of factors and risks including, but not limited to: subsequent changes in plans by the Company's management; delays or problems in formulation, manufacturing, distribution, production and/or launch of new finished products; changes in the regulatory process; changes in market trends; and a number of other factors and risks described from time to time in the Company's filings with the Securities & Exchange Commission, including the Form 10K filed March 19, 2004. Carrington, Manapol, AloeCeuticals, Hydrapol, GelSite, GelVac and Acemannan Hydrogel are trademarks, registered trademarks or service marks of Carrington Laboratories, Inc., in the United States and other countries. All other trademarks or service marks contained herein are the properties of their respective owners.



 Carrington Laboratories, Inc.   2001 Walnut Hill Lane   Irving, Texas 75038
               Telephone (972) 518-1300     FAX  (972) 518-1020

                        CARRINGTON LABORATORIES, INC.
               Condensed Consolidated Statements of Operations
                                 (unaudited)
                   (in thousands, except per share amounts)


                                                     Three Months Ended
                                                          March 31,
                                                      2004         2003
                                                     ------       ------
 Revenue:
 Medical Services                                   $ 2,273      $ 2,244
 Royalty income                                         617          617
                                                     ------       ------
 Medical Services, total                              2,890        2,861
 Consumer Services                                    4,420        4,043
 Grant income - DelSite                                  30            -
                                                     ------       ------
                                                      7,340        6,904
 Cost of sales                                        4,573        4,337
                                                     ------       ------
 Gross margin                                         2,767        2,567
 Expenses:
 Selling, general and administrative                  1,864        1,876
 Research and development                               241          207
 Research and development - DelSite                     883          711
 Other income                                           (27)           -
 Interest expense, net                                   51           71
                                                     ------       ------
 Net loss before income taxes                          (245)        (298)
 Provision for income taxes                               -            -
                                                     ------       ------
 Net loss                                           $  (245)     $  (298)
                                                     ======       ======

 Net loss per common share                          $ (0.02)     $ (0.03)
    Basic and diluted
 Weighted average shares outstanding                 10,433        9,993
    Basic and diluted

 Net income excluding DelSite                       $   608      $   413
                                                     ======       ======

                        CARRINGTON LABORATORIES, INC
                   Condensed Consolidated Balance Sheets


                                                   March 31,   December 31,
                                                      2004         2003
                                                     ------       ------
                                                  (unaudited)    (audited)
 ASSETS:
 Current Assets:
 Cash and cash equivalents                          $ 1,997      $ 1,920
 Accounts receivable, net                             2,823        3,098
 Inventories, net                                     5,561        5,960
 Prepaid expenses                                       466          253
                                                     ------       ------
 Total current assets                                10,847       11,231
 Property, plant and equipment, net                  10,419       10,538
 Customer relationships, net                            728          777
 Other assets, net                                      232          238
                                                     ------       ------
 Total assets                                       $22,226      $22,784
                                                     ======       ======

 LIABILITIES AND SHAREHOLDERS' EQUITY:
 Current Liabilities:
 Line of credit                                    $  1,587      $ 1,587
 Accounts payable                                     2,261        2,037
 Accrued liabilities                                  1,144        1,604
 Current portion of long-term debt and
   capital lease obligations                          1,118        1,104
 Deferred revenue                                     1,800        1,880
                                                     ------       ------
 Total current liabilities                            7,910        8,212

 Long-term debt and capital lease obligations         1,675        1,953

 Commitments and contingencies                            -            -

 SHAREHOLDERS' EQUITY:
 Common stock                                           105          104
 Capital in excess of par value                      53,266       53,000
 Accumulated deficit                                (40,727)     (40,482)
 Treasury stock at cost                                  (3)          (3)
                                                     ------       ------
 Total shareholders' equity                          12,641       12,619
                                                     ------       ------
 Total liabilities and shareholders' equity         $22,226      $22,784
                                                     ======       ======

                               - stop -